UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2006

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-128153	20-3397172
(State or other jurisdiction of	(Commission File)	(IRS Employer
incorporation or organization)	Number	Identification No.)

435 Hudson Street, New York, New York 10014

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 807-9060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 5 – Corporate Governance and Management

Item 5.02(d) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 14, 2006, the Company appointed Carter S. Evans, age 56, as a member of its board of directors, as member of its Corporate Governance and Nominating Committee and as chairman of its Audit Committee. Mr. Evans is an independent director as defined by the NASDAQ rules and the Securities Act of 1934, as amended. Mr. Evans currently is a Managing Director with Alvarez & Marsal, LLC, a New York-based provider of specialized debtor management and advisory services to troubled companies, where he has served since January 1995. Alvarez & Marsal, LLC is not affiliated with dELiA*s, Inc.

In connection with Mr. Evan’s appointment to the Audit Committee, Walter Killough, who is a director and the Company’s Chief Operating Officer, and who was serving as a member of the audit committee under NASDAQ transitional rules in connection with the Company’s spinoff from Alloy, Inc., resigned as a member of the Company’s Audit Committee.

A copy of the press release, dated February 16, 2006, announcing Mr. Evan’s appointment is filed as Exhibit 99.1 to this Form 8-K.

Item 8.01 Other Events

On February 16, 2006, the registrant issued a press release announcing the completion of its rights offering. A copy of the press release, dated February 16, 2006, is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.
(Registrant)

Date: February 17, 2006	/s/ Robert E. Bernard
Robert E. Bernard, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 16, 2006